Exhibit 99.1

Assurant Reports Third Quarter 2023 Financial Results
Significant Earnings and EPS Growth Driven by Continued Strong Performance in Global Housing and Growth in Global Lifestyle

Company Increases 2023 Outlook to Deliver Mid- to High-Teens Growth in Adjusted EBITDA, with Adjusted EPS Growth to Exceed Adjusted EBITDA, Both Ex. Catastrophes

ATLANTA, October 31, 2023 — Assurant, Inc. (NYSE: AIZ), a leading global business services company that supports, protects and connects major consumer purchases, today reported results for the third quarter ended September 30, 2023.

“Results for the third quarter were exceptionally strong and outperformed our expectations,” said Assurant President and CEO Keith Demmings. “Global Housing’s top-line momentum and improving loss experience combined with Global Lifestyle’s growing U.S. mobile business produced significant year-over-year earnings growth.”

“Our year-to-date performance underscores the strength of our business model and is the result of the many strategic actions taken throughout Assurant over the last 18 months to drive financial and operational excellence. Looking ahead, we are focused on executing our 2023 financial objectives as we continue to make critical investments in talent and technology to drive sustainable growth while effectively deploying our capital to support long-term shareholder value creation,” Demmings added.

Note: The metrics included within the company’s outlook are non-GAAP financial measures and the company believes that it cannot, without unreasonable efforts, forecast certain information needed to reconcile to the GAAP measures, the probable significance of which cannot be determined. More information can be found in the Non-GAAP Financial Measures section.

(Unaudited)	Q3'23	Q3'22	Change	9M'23	9M'22	Change
$ in millions, except per share data
GAAP net income	190.1	7.3	2,504%	460.0	208.5	121%
Adjusted EBITDA[1]	330.7	116.0	185%	896.7	682.0	31%
Adjusted EBITDA, ex. reportable catastrophes[2]	357.1	239.6	49%	986.9	832.0	19%

GAAP net income per diluted share	3.54	0.14	2,429%	8.55	3.78	126%
Adjusted earnings per diluted share[3]	4.29	1.01	325%	10.93	7.90	38%
Adjusted earnings, ex. reportable catastrophes, per diluted share[4]	4.68	2.81	67%	12.25	10.05	22%
Some of the metrics throughout this press release are non-GAAP measures of performance. A full reconciliation of each non-GAAP measure to the most comparable GAAP measure can be found in the Non-GAAP Financial Measures section.

Third Quarter 2023 Summary
•GAAP net income increased to $190.1 million, compared to third quarter 2022 of $7.3 million, while net income per diluted share increased to $3.54 versus the prior year period of $0.14.
•Adjusted EBITDA, excluding reportable catastrophes2, increased to $357.1 million, compared to third quarter 2022 of $239.6 million.
•Adjusted earnings, excluding reportable catastrophes, per diluted share4, increased to $4.68, compared to third quarter 2022 of $2.81.
•Holding company liquidity was $491 million; returned $87 million to shareholders via share repurchases and common stock dividends in the quarter.

2023 Outlook
The company now expects:
•Adjusted EBITDA, excluding reportable catastrophes6, to increase mid- to high-teens, driven by significant growth in Global Housing, partially offset by a modest decline in Global Lifestyle.
•Adjusted earnings, excluding reportable catastrophes, per diluted share6, growth rate to exceed the growth rate in Adjusted EBITDA, excluding reportable catastrophes, due to higher earnings growth, a lower effective tax rate and the impact of share repurchases.

Note: The metrics included within the company’s outlook are non-GAAP financial measures and the company believes that it cannot, without unreasonable efforts, forecast certain information needed to reconcile to the GAAP measures, the probable significance of which cannot be determined. More information can be found in the Non-GAAP Financial Measures section.

Third Quarter 2023 Consolidated Results

(Unaudited)	Q3'23	Q3'22	Change	9M'23	9M'22	Change
$ in millions

GAAP net income	190.1	7.3	2,504%	460.0	208.5	121%

Adjusted EBITDA
Global Lifestyle	191.8	179.4	7%	587.7	627.1	(6)%
Global Housing	165.1	(38.5)	529%	388.1	126.9	206%
Corporate and Other	(26.2)	(24.9)	(5)%	(79.1)	(72.0)	(10)%
Adjusted EBITDA[1]	330.7	116.0	185%	896.7	682.0	31%
Reportable catastrophes	26.4	123.6		90.2	150.0
Adjusted EBITDA, ex. reportable catastrophes
Global Lifestyle[2]	192.0	179.2	7%	588.8	626.8	(6)%
Global Housing[2]	191.3	85.3	124%	477.2	277.2	72%
Corporate and Other	(26.2)	(24.9)	(5)%	(79.1)	(72.0)	(10)%
Adjusted EBITDA, ex. reportable catastrophes[2]	357.1	239.6	49%	986.9	832.0	19%
Note: Adjusted EBITDA of the Global Lifestyle, Global Housing and Corporate and Other segments is the segment measure of profitability in our GAAP financial statements and includes reportable catastrophes. Additional details regarding key financial metrics are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

•GAAP net income increased to $190.1 million, compared to third quarter 2022 of $7.3 million primarily due to higher earnings and lower reportable catastrophes within Global Housing. This was partially offset by a $10.5 million after-tax charge from additional restructuring costs related to extending the company’s previously announced restructuring plan in fourth quarter 2022.

•GAAP net income per diluted share increased to $3.54 compared to third quarter 2022 of $0.14. The increase was primarily driven by the factors noted above.

•Adjusted EBITDA1 increased 185 percent to $330.7 million compared to the prior year period, primarily due to strong performance in Global Housing, including $97.6 million of lower pre-tax reportable catastrophes. Excluding reportable catastrophes, Adjusted EBITDA2 increased 49 percent, including on a constant currency basis5, to $357.1 million, primarily due to lower non-catastrophe loss experience and continued top-line momentum within Global Housing, as well as growth in Global Lifestyle to a lesser extent.

•Adjusted earnings, excluding reportable catastrophes, per diluted share4, increased 67 percent to $4.68 compared to the prior year period, primarily from higher Global Housing segment earnings and $5.2 million of one-time tax benefits.

•Net earned premiums, fees and other income from the Global Lifestyle and Global Housing segments totaled $2.66 billion compared to $2.47 billion in third quarter 2022, up 8 percent, similar on a constant currency basis5, mainly from an increase in Homeowners within Global Housing and prior period sales in Global Automotive within Global Lifestyle.

Global Lifestyle

$ in millions	Q3'23	Q3'22	Change	9M'23	9M'22	Change
Adjusted EBITDA	191.8	179.4	7%	587.7	627.1	(6)%
Net earned premiums, fees and other income	2,105.8	2,022.6	4%	6,255.0	6,023.8	4%
•Adjusted EBITDA increased 7 percent compared to third quarter 2022, including on a constant currency basis5, driven by growth in Connected Living, which was partially offset by lower Global Automotive results. Excluding a one-time $11.2 million client contract benefit from third quarter 2022, underlying Global Lifestyle results increased $23.6 million, or 14 percent, primarily driven by higher net investment income, stronger mobile device protection results and improved mobile trade-in margins in North America. This increase was partially offset by ongoing elevated claims costs in Global Automotive and lower results in Asia Pacific within Connected Living.

•Net earned premiums, fees and other income increased 4 percent compared to third quarter 2022, including on a constant currency basis5, driven mainly by prior period sales in Global Automotive. Connected Living increased modestly from growth in North American mobile subscribers, partially offset by an approximately $55 million impact from previously disclosed mobile program contract changes as well as runoff mobile programs.

Global Housing

$ in millions	Q3'23	Q3'22	Change	9M'23	9M'22	Change
Adjusted EBITDA	165.1	(38.5)	529%	388.1	126.9	206%
Reportable catastrophes	26.2	123.8		89.1	150.3
Adjusted EBITDA, ex. reportable catastrophes[2]	191.3	85.3	124%	477.2	277.2	72%
Net earned premiums, fees and other income	555.2	451.8	23%	1,597.1	1,375.5	16%
•Adjusted EBITDA increased significantly compared to the third quarter 2022, primarily due to $97.6 million of lower pre-tax reportable catastrophes. Excluding reportable catastrophes, Adjusted EBITDA2 increased 124 percent primarily due to lower non-catastrophe loss experience, including a $14.6 million reserve reduction in the current quarter compared to $24.3 million of reserve strengthening in the prior year period, as well as higher net earned premiums and expense leverage within Homeowners. Higher net investment income also contributed to the increase.

•Net earned premiums, fees and other income increased 23 percent compared to third quarter 2022, largely driven by Homeowners from higher average insured values and premium rates primarily to address increased claims severity as well as higher policies in-force. The increase was also driven by the absence of catastrophe reinstatement premiums compared to $34.2 million in the prior year period.

Corporate and Other

$ in millions	Q3'23	Q3'22	Change	9M'23	9M'22	Change
Adjusted EBITDA	(26.2)	(24.9)	(5)%	(79.1)	(72.0)	(10)%
•Adjusted EBITDA loss increased in third quarter 2023 compared to the prior year period, primarily due to higher employee-related expenses, which was partially offset by higher net investment income.

Holding Company Liquidity Position
•Holding company liquidity totaled $491 million as of September 30, 2023, or $266 million above the company’s targeted minimum level of $225 million.

Dividends paid by the operating segments to the holding company in third quarter 2023 totaled $202 million. Year-to-date, dividends paid by the operating segments totaled $493 million, representing approximately 55% of Adjusted EBITDA, including reportable catastrophes.

In addition to quarterly interest and Corporate and Other expenses, the company had $50 million of cash outflows related to the payment of the remaining principal amount of its September 2023 Senior Notes.

•Share repurchases and common stock dividends totaled $87 million in third quarter 2023. During third quarter 2023, Assurant repurchased approximately 360 thousand shares of common stock for $50 million and paid $37 million in common stock dividends. From October 1 through October 31, 2023, the company repurchased approximately 205 thousand shares for $30 million, with $174 million remaining under the current repurchase authorization.

2023 Company Outlook6
Note: Some of the metrics included within the company’s outlook are non-GAAP financial measures and the company believes that it cannot, without unreasonable efforts, forecast certain information needed to reconcile to the GAAP measures, the probable significance of which cannot be determined. More information can be found in the Non-GAAP Financial Measures section.

Based on current market conditions, for full-year 2023, the company now expects:

$ in millions, except per share data	FY 2022	9M’23	2023 Outlook[6]
Adjusted EBITDA, ex. reportable catastrophes[2]	1,128.3	986.9	Mid- to high-teens growth
Adjusted earnings, ex. reportable catastrophes, per diluted share[4]	$13.61	$12.25	Growth rate to exceed Adjusted EBITDA, ex. reportable catastrophes
•Adjusted EBITDA, excluding reportable catastrophes6, to increase by mid- to high-teens, as significant growth in Global Housing is partially offset by a modest decline in Global Lifestyle.
◦Global Housing Adjusted EBITDA, excluding reportable catastrophes6, to grow significantly, driven by strong performance in Homeowners reflecting higher lender-placed net earned premiums, improving non-catastrophe loss experience including favorable prior period reserve development, and continued expense savings.
◦Global Lifestyle Adjusted EBITDA, to decline modestly, largely driven by Global Automotive from elevated claims costs and lower contributions within Asia Pacific, including softer volumes and the impact of foreign exchange. The decline will be partially offset by higher net investment income, mobile growth in North America and continued expense savings.
◦Corporate and Other Adjusted EBITDA loss to be approximately $105 million as the company continues to drive expense leverage.

•Adjusted earnings, excluding reportable catastrophes, per diluted share6 growth rate to exceed growth in Adjusted EBITDA, excluding reportable catastrophes driven by higher earnings, a lower effective tax rate and the impact of share repurchases. The company expects depreciation expense of approximately $105 million, interest expense of approximately $108 million, and an effective tax rate of approximately 20 to 22 percent.

•Business segment dividends to approximate 65% of segment Adjusted EBITDA, including reportable catastrophes, which takes into account the extended restructuring plan. This is subject to the business and investment portfolio performance, and rating agency and regulatory capital requirements.

•Capital deployment priorities to focus on maintaining a strong financial position, supporting business growth by funding investments and M&A, and returning capital to shareholders through common stock dividends and share repurchases, subject to Board approval.

Earnings Conference Call
The third quarter 2023 earnings conference call and webcast will be held on Wednesday, November 1, 2023 at 8:00 a.m. ET. The live and archived webcast, along with supplemental information, will be available on Assurant’s Investor Relations website:
https://ir.assurant.com/investor/default.aspx

About Assurant
Assurant, Inc. (NYSE: AIZ) is a leading global business services company that supports, protects and connects major consumer purchases. A Fortune 500 company with a presence in 21 countries, Assurant supports the advancement of the connected world by partnering with the world’s leading brands to develop innovative solutions and to deliver an enhanced customer experience through mobile device solutions, extended service contracts, vehicle protection services, renters insurance, lender-placed insurance products and other specialty products.

Learn more at assurant.com or on X (formerly Twitter) @Assurant.

Media Contacts:
Linda Recupero
Senior Vice President, Global Enterprise Communications
Phone: 201.519.9773
linda.recupero@assurant.com

Stacie Sherer
Vice President, Corporate Communications
Phone: 917.420.0980
stacie.sherer@assurant.com
Investor Relations Contacts:
Suzanne Shepherd
Senior Vice President, Investor Relations and Sustainability
Phone: 201.788.4324
suzanne.shepherd@assurant.com

Sean Moshier
Vice President, Investor Relations
Phone: 914.204.2253
sean.moshier@assurant.com

Safe Harbor Statement
Some of the statements in this news release and its exhibits, including our outlook, business and financial plans and any statements regarding the company’s anticipated future financial performance, business prospects, growth and operating strategies and similar matters, may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.

You can identify forward-looking statements by the use of words such as “outlook,” “objective,” “will,” “may,” “can,” “anticipates,” “expects,” “estimates,” “projects,”

“intends,” “plans,” “believes,” “targets,” “forecasts,” “potential,” “approximately,” and the negative version of those words and other words and terms with a similar meaning. Any forward-looking statements contained in this news release or its exhibits are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that our future plans, estimates or expectations will be achieved. Our actual results might differ materially from those projected in the forward-looking statements. We undertake no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments. The following factors could cause our actual results to differ materially from those currently estimated by management, including those projected in the company outlook:
i.the loss of significant clients, distributors or other parties with whom we do business, or if we are unable to renew contracts with them on favorable terms, or if they disintermediate us, or if those parties face financial, reputational or regulatory issues;
ii.significant competitive pressures, changes in customer preferences and disruption;
iii.the failure to execute our strategy, including through the continuing service of key executives, senior leaders, highly-skilled personnel and a high-performing workforce;
iv.the failure to find suitable acquisitions at attractive prices, integrate acquired businesses or divest of non-strategic businesses effectively or identify new areas for organic growth;
v.our inability to recover should we experience a business continuity event;
vi.the failure to manage vendors and other third parties on whom we rely to conduct business and provide services to our clients;
vii.risks related to our international operations;
viii.declines in the value and availability of mobile devices, and export compliance or other risks in our mobile business;
ix.our inability to develop and maintain distribution sources or attract and retain sales representatives and executives with key client relationships;
x.risks associated with joint ventures, franchises and investments in which we share ownership and management with third parties;
xi.the impact of catastrophe and non-catastrophe losses, including as a result of the current inflationary environment and climate change;
xii.negative publicity relating to our business, industry or clients;
xiii.the impact of general economic, financial market and political conditions (including the Israel-Hamas war) and conditions in the markets in which we operate, including the current inflationary environment;
xiv.the adequacy of reserves established for claims and our inability to accurately predict and price for claims and other costs;
xv.a decline in financial strength ratings of our insurance subsidiaries or in our corporate senior debt ratings;
xvi.fluctuations in exchange rates, including in the current environment;
xvii.an impairment of goodwill or other intangible assets;
xviii.the failure to maintain effective internal control over financial reporting;
xix.unfavorable conditions in the capital and credit markets;
xx.a decrease in the value of our investment portfolio, including due to market, credit and liquidity risks, and changes in interest rates;
xxi.an impairment in the value of our deferred tax assets;
xxii.the unavailability or inadequacy of reinsurance coverage and the credit risk of reinsurers, including those to whom we have sold business through reinsurance;
xxiii.the credit risk of some of our agents, third-party administrators and clients;
xxiv.the inability of our subsidiaries to pay sufficient dividends to the holding company and limitations on our ability to declare and pay dividends or repurchase shares;
xxv.limitations in the analytical models we use to assist in our decision-making;
xxvi.the failure to effectively maintain and modernize our information technology systems and infrastructure, or the failure to integrate those of acquired businesses;

xxvii.breaches of our information technology systems or those of third parties with whom we do business, or the failure to protect the security of data in such systems, including due to cyberattacks and as a result of working remotely;
xxviii.the costs of complying with, or the failure to comply with, extensive laws and regulations to which we are subject, including those related to privacy, data security, data protection and tax;
xxix.the impact of litigation and regulatory actions;
xxx.reductions or deferrals in the insurance premiums we charge;
xxxi.changes in insurance, tax and other regulations, including the Inflation Reduction Act of 2022;
xxxii.volatility in our common stock price and trading volume; and
xxxiii.employee misconduct.

For additional information on factors that could affect our actual results, please refer to the factors identified in the reports we file with the U.S. Securities and Exchange Commission, including the risk factors identified in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Non-GAAP Financial Measures
Assurant uses the following non-GAAP financial measures to analyze the company’s operating performance. Assurant’s non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Because Assurant’s calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing Assurant’s non-GAAP financial measures to those of other companies.

(1)Assurant uses Adjusted EBITDA as an important measure of the company’s operating performance. Assurant defines Adjusted EBITDA as net income, excluding net realized losses (gains) on investments and fair value changes to equity securities, non-core operations, restructuring costs related to strategic exit activities, Assurant Health runoff operations, interest expense, provision (benefit) for income taxes, depreciation expense, amortization of purchased intangible assets, as well as other highly variable or unusual items. The company believes this metric provides investors with an important measure of the company’s operating performance because it excludes items that do not represent the ongoing operations of the company, and therefore (i) enhances management’s and investors’ ability to analyze the ongoing operations of its businesses and (ii) facilitates comparisons of its operating performance over multiple periods, including because the amortization expense associated with purchased intangible assets may fluctuate from period to period based on the timing, size, nature and number of acquisitions. Although the company excludes amortization of purchased intangible assets from Adjusted EBITDA, revenue generated from such intangible assets is included within the revenue in determining Adjusted EBITDA. The comparable GAAP measure is net income. See Note 2 below for a full reconciliation.
(2)Adjusted EBITDA, Excluding Reportable Catastrophes: Assurant uses Adjusted EBITDA (defined above), excluding reportable catastrophes (which represents individual catastrophic events that generate losses in excess of $5.0 million, pre-tax, net of reinsurance and client profit sharing adjustments and including reinstatement and other premiums), as another important measure of the company’s operating performance. The company believes this metric provides investors with an important measure of the company’s operating performance for the reasons noted above, and because it excludes reportable catastrophes, which can be volatile. The comparable GAAP measure is net income.

(UNAUDITED)	3Q	3Q	9 Months	9 Months	12 Months
($ in millions)	2023	2022	2023	2022	2022
GAAP net income	$190.1	$7.3	$460.0	$208.5	$276.6
Less:
Interest expense	27.0	26.3	81.2	80.4	108.3
Provision for income taxes	38.7	1.2	120.2	45.1	73.3
Depreciation expense	25.8	22.6	77.6	64.7	86.3
Amortization of purchased intangible assets	18.2	17.3	55.6	51.9	69.7
Adjustments, pre-tax:
Net realized losses on investments and fair value changes to equity securities	19.1	27.4	49.7	166.2	179.7
Non-core operations	(3.0)	2.9	39.4	45.1	79.5
Restructuring costs	13.2	—	18.3	0.2	53.1
Assurant Health runoff operations	0.3	0.1	(7.2)	0.6	0.6
Other adjustments(1)	1.3	10.9	1.9	19.3	29.1
Adjusted EBITDA	330.7	116.0	896.7	682.0	956.2
Reportable catastrophes	26.4	123.6	90.2	150.0	172.1
Adjusted EBITDA, excluding reportable catastrophes	$357.1	$239.6	$986.9	$832.0	$1,128.3
(1)Additional details about the components of Other adjustments and other key financial metrics throughout this press release are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

(UNAUDITED)	3Q 2023		3Q 2022
	Global Lifestyle	Global Housing	Global Lifestyle	Global Housing
($ in millions)
Adjusted EBITDA	$191.8	$165.1	$179.4	$(38.5)
Reportable catastrophes	0.2	26.2	(0.2)	123.8
Adjusted EBITDA, excluding reportable catastrophes	$192.0	$191.3	$179.2	$85.3

(UNAUDITED)	9 Months 2023		9 Months 2022
	Global Lifestyle	Global Housing	Global Lifestyle	Global Housing
($ in millions)
Adjusted EBITDA	$587.7	$388.1	$627.1	$126.9
Reportable catastrophes	1.1	89.1	(0.3)	150.3
Adjusted EBITDA, excluding reportable catastrophes	$588.8	$477.2	$626.8	$277.2

(3)Adjusted Earnings per Diluted Share: Assurant uses Adjusted earnings per diluted share as an important measure of the company’s stockholder value. Assurant defines Adjusted earnings per diluted share as net income, excluding net realized losses (gains) on investments and fair value changes to equity securities, amortization of purchased intangible assets, non-core operations, restructuring costs related to strategic exit activities, Assurant Health runoff operations, as well as other highly variable or unusual items, divided by the weighted average diluted shares outstanding. The company believes this metric provides investors with an important measure of stockholder value because it excludes items that do not represent the ongoing operations of the company, and therefore (i) enhances management’s and investors’ ability to analyze the ongoing operations of its businesses and (ii) facilitates comparisons of its operating performance over multiple periods, including because the amortization expense associated with purchased intangible assets may fluctuate from period to period based on the timing, size, nature and number of acquisitions. Although the company excludes amortization of purchased intangible assets from Adjusted earnings, revenue generated from such intangible assets is included within the revenue in determining Adjusted earnings. The comparable GAAP measure is net income per diluted share, defined as net income, divided by the weighted average diluted shares outstanding. See Note 4 below for a full reconciliation.

(4)Adjusted Earnings, Excluding Reportable Catastrophes, per Diluted Share: Assurant uses Adjusted earnings, excluding reportable catastrophes, per diluted share (each as defined above) as another important measure of the company's stockholder value. The company believes this metric provides investors with an important measure of stockholder value for the reasons noted above, and because it excludes reportable catastrophes, which can be volatile. The comparable GAAP measure is net income per diluted share (defined above).

(UNAUDITED)	3Q	3Q	9 Months	9 Months	12 Months
($ in millions)	2023	2022	2023	2022	2022
GAAP net income	$190.1	$7.3	$460.0	$208.5	$276.6
Adjustments, pre-tax:
Net realized losses on investments and fair value changes to equity securities	19.1	27.4	49.7	166.2	179.7
Amortization of purchased intangible assets	18.2	17.3	55.6	51.9	69.7
Non-core operations	(3.0)	2.9	39.4	45.1	79.5
Restructuring costs	13.2	—	18.3	0.2	53.1
Assurant Health runoff operations	0.3	0.1	(7.2)	0.6	0.6
Other adjustments	1.3	10.9	1.9	19.3	29.1
Benefit for income taxes	(8.6)	(11.2)	(29.7)	(56.1)	(78.8)
Adjusted earnings	230.6	54.7	588.0	435.7	609.5
Reportable catastrophes, pre-tax	26.4	123.6	90.2	150.0	172.1
Tax impact of reportable catastrophes	(5.5)	(26.0)	(18.9)	(31.5)	(36.2)
Adjusted earnings, excluding reportable catastrophes	$251.5	$152.3	$659.3	$554.2	$745.4

(UNAUDITED)	3Q	3Q	9 Months	9 Months	12 Months
	2023	2022	2023	2022	2022
GAAP net income per diluted share(1)	$3.54	$0.14	$8.55	$3.78	$5.05
Adjustments, pre-tax:
Net realized losses on investments and fair value changes to equity securities	0.36	0.51	0.92	3.01	3.28
Amortization of purchased intangible assets	0.34	0.32	1.03	0.94	1.27
Non-core operations	(0.06)	0.05	0.73	0.82	1.45
Restructuring costs	0.25	—	0.34	—	0.97
Assurant Health runoff operations	0.01	—	(0.13)	0.01	0.01
Other adjustments	0.02	0.20	0.04	0.36	0.54
Benefit for income taxes	(0.17)	(0.21)	(0.55)	(1.02)	(1.44)
Adjusted earnings, per diluted share	4.29	1.01	10.93	7.90	11.13
Reportable catastrophes, pre-tax	0.49	2.28	1.67	2.72	3.14
Tax impact of reportable catastrophes	(0.10)	(0.48)	(0.35)	(0.57)	(0.66)
Adjusted earnings, excluding reportable catastrophes, per diluted share	$4.68	$2.81	$12.25	$10.05	$13.61
(1)Information on the share counts used in the per share calculations throughout this press release are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

(5)Constant Currency: Represents a non-GAAP financial measure. Excludes the impact of changes in foreign currency exchange rates used in the translation of the income statement because they can be volatile. These amounts are calculated by translating the comparable prior period results at the weighted average foreign currency exchange rates used in the current period, and it excludes the impact of foreign exchange transaction gains (losses) associated with the remeasurement of non-functional currencies. The company believes this information allows investors to identify the significance of changes in foreign currency exchange rates in period-to-period comparisons.

(UNAUDITED)	Constant Currency
3Q 2023
Percentage change in Global Lifestyle and Global Housing net earned premiums, fees and other income:
Including FX impact	7.5%
FX impact	0.1%
Excluding FX impact	7.4%

Percentage change in Global Lifestyle net earned premiums, fees and other income:
Including FX impact	4.1%
FX impact	0.1%
Excluding FX impact	4.0%

Percentage change in GAAP net income, including FX impact	2,504.1%
Percentage change in Adjusted EBITDA, including FX impact	185.1%
Percentage change in Adjusted EBITDA, excluding reportable catastrophes:
Including FX impact	49.0%
FX impact	—%
Excluding FX impact	49.0%

Percentage change in Global Lifestyle Adjusted EBITDA:
Including FX impact	6.9%
FX impact	—%
Excluding FX impact	6.9%

(6)The company outlook for Adjusted earnings, excluding reportable catastrophes, per diluted share and Adjusted EBITDA, excluding reportable catastrophes, for Assurant and Global Housing, each constitute forward-looking non-GAAP financial measures and the company believes that it cannot, without unreasonable efforts, forecast certain information needed to reconcile such forward-looking non-GAAP financial measures to the most comparable GAAP measure, the probable significance of which cannot be determined. The company is able to quantify a full-year estimate of interest expense, depreciation expense and amortization of purchased intangible assets, each on a pre-tax basis, and the estimated effective tax rate, which are expected to be approximately $108 million, $105 million, $74 million and 20 to 22 percent, respectively. Other GAAP components cannot be reliably quantified due to the combination of variability and volatility of such components and may, depending on the size of the components, have a significant impact on the reconciliation.

Assurant, Inc.
Consolidated Statement of Operations (unaudited)
Three and Nine Months Ended September 30, 2023 and 2022

	3Q		9 Months
	2023	2022	2023	2022
($ in millions except number of shares and per share amounts)
Revenues
Net earned premiums	$2,357.3	$2,197.1	$6,965.8	$6,502.4
Fees and other income	310.4	294.6	888.8	942.2
Net investment income	125.5	83.5	343.6	261.8
Net realized losses on investments and fair value changes to equity securities	(19.1)	(27.4)	(49.7)	(166.2)
Total revenues	2,774.1	2,547.8	8,148.5	7,540.2
Benefits, losses and expenses
Policyholder benefits	644.6	670.5	1,922.7	1,760.5
Underwriting, selling, general and administrative expenses	1,873.7	1,842.5	5,564.5	5,444.8
Interest expense	27.0	26.3	81.2	80.4
Loss (gain) on extinguishment of debt	—	—	(0.1)	0.9
Total benefits, losses and expenses	2,545.3	2,539.3	7,568.3	7,286.6
Income before provision for income taxes	228.8	8.5	580.2	253.6
Provision for income taxes	38.7	1.2	120.2	45.1
Net income	$190.1	$7.3	$460.0	$208.5

Net income per share:
Basic	$3.55	$0.14	$8.58	$3.81
Diluted	$3.54	$0.14	$8.55	$3.78

Common stock dividends per share	$0.70	$0.68	$2.10	$2.04

Share data:
Basic weighted average shares outstanding	53,535,982	53,717,373	53,591,495	54,693,799

Diluted weighted average shares outstanding	53,745,173	54,066,605	53,824,384	55,124,850

Assurant, Inc.
Consolidated Condensed Balance Sheets (unaudited)
At September 30, 2023 and December 31, 2022

	September 30,	December 31,
	2023	2022
	($ in millions)
Assets
Investments and cash and cash equivalents	$9,348.0	$9,061.2
Reinsurance recoverables	6,683.8	6,999.4
Deferred acquisition costs	9,903.8	9,677.1
Goodwill	2,605.2	2,603.0
Value of business acquired	124.7	262.8
Other assets	4,543.3	4,513.8
Total assets	$33,208.8	$33,117.3

Liabilities
Policyholder benefits and claims payable	$2,521.8	$2,717.9
Unearned premiums	20,119.9	19,802.4
Debt	2,080.0	2,129.9
Accounts payable and other liabilities	3,996.5	4,238.4
Total liabilities	28,718.2	28,888.6

Stockholders’ equity
Equity, excluding accumulated other comprehensive loss	5,541.6	5,214.9
Accumulated other comprehensive loss	(1,051.0)	(986.2)
Total equity	4,490.6	4,228.7
Total liabilities and equity	$33,208.8	$33,117.3